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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  APRIL 4, 2005

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                                    NUTRACEA
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

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           CALIFORNIA                      0-32565               87-0673375
  (STATE OR OTHER JURISDICTION    (COMMISSION FILE NUMBER)     (IRS EMPLOYER
       OF INCORPORATION)                                     IDENTIFICATION NO.)


          1261 HAWK'S FLIGHT COURT
          EL DORADO HILLS, CALIFORNIA                              95762
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)               (ZIP CODE)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (916) 933-7000

                                      SAME
         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT.)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01          ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On April 4, 2005, NutraCea and The RiceX Company ("RiceX") announced the execution of an Agreement and Plan of Merger and Reorganization, dated as of April 4, 2005 ("Merger Agreement"), by and among NutraCea, Red Acquisition Corporation, a wholly-owned subsidiary of NutraCea ("Merger Sub"), and RiceX, pursuant to which, Merger Sub will merge with and into RiceX ("Merger"). As a result of the Merger, RiceX will become a wholly-owned subsidiary of NutraCea.

     At the effective time of the Merger, the stockholders of RiceX will receive shares of NutraCea common stock in exchange for their shares of RiceX common stock, and NutraCea will assume the outstanding options and warrants to purchase RiceX common stock. NutraCea anticipates that the aggregate number of shares of Nutracea common stock that will be issued to the holders of RiceX common stock upon the Merger will be between approximately 28,000,000 and 36,000,000 shares. In addition, after the Merger, NutraCea anticipates that the RiceX security holders will hold between approximately 42% and 48% of the combined company on a fully diluted basis, which includes shares underlying NutraCea and RiceX options and warrants. The number of shares of NutraCea common stock issuable to RiceX stockholders is subject to adjustment for certain events, including the market price of NutraCea common stock and the number of outstanding RiceX options and warrants on the effective date of the Merger.

     Simultaneously with the execution of the Merger Agreement, all of RiceX's directors and three of RiceX's executive officers, holding approximately 18% of the outstanding RiceX common stock, entered into a voting agreement with NutraCea, and three NutraCea executive officers, holding approximately 21% of the outstanding NutraCea common stock, entered into a voting agreement with
RiceX.   Under the terms of the voting agreements, the foregoing officers and directors of NutraCea and RiceX agreed to vote their shares in favor of the Merger, the Merger Agreement and the transactions contemplated thereby.

     Following the Merger, the board of directors of NutraCea will consist of three representatives from NutraCea, three representatives from RiceX and one representative mutually designated by NutraCea and RiceX. The Merger, the Merger Agreement and the transactions contemplated thereby have been approved by the boards of directors of both NutraCea and RiceX.

     The closing of the transactions contemplated by the Merger Agreement is subject to the satisfaction of customary conditions, including (i) approval by the respective stockholders of NutraCea and RiceX, (ii) a determination of the fairness of the terms and conditions of the Merger at a hearing before the Commissioner of Corporations for the State of California (iii) holders of no more than 17% of the outstanding shares of NutraCea common stock having exercised dissenters' rights with respect to their shares by virtue of the Merger, and (iv) holders of no 5% of the outstanding shares of RiceX common stock having exercised dissenters' rights with respect to their shares by virtue of the Merger.

     As disclosed in previous filings made by NutraCea with the Securities and Exchange Commission ("SEC"), RiceX is NutraCea's principal supplier of stabilized rice bran, and NutraCea subleases its principal executive offices from RiceX. In addition, RiceX's Chairman of the Board and the Former Chief Executive Officer, Daniel L. McPeak, Sr., is the spouse of Patricia McPeak, RiceX's former director and Presdent, and current Chief Executive Officer for and director of NutraCea. Mr McPeak recused himself from the vote taken by the board of directors of RiceX to approve the Merger. Additional information regarding these relationships can be found in NutraCea's Annual Report on Form 10-KSB for the year ended December 31, 2004 filed with the SEC on March 31, 2005.


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     A copy of the Merger Agreement is attached as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Merger Agreement in this Current Report on Form 8-K is qualified in its entirety by reference to the full text of the Merger Agreement. A copy of the joint press release issued by NutraCea and RiceX announcing the signing of the Merger Agreement is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

     In connection with the proposed merger, NutraCea will prepare a proxy statement for its stockholders to be filed with the SEC. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, NUTRACEA'S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE MERGER CAREFULLY AND IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The Proxy Statement will be available free of charge (when available) at the SEC's website, www.sec.gov, and stockholders of NutraCea will also be able to obtain the proxy statement free of charge (when available) by directing their requests to NutraCea, 1261 Hawk's Flight Court, El Dorado Hills, California 95762, Attention: Investor Relations, 916-933-7000.

     NutraCea and its directors and executive officers may be deemed, under SEC rules, to be soliciting proxies from NutraCea's stockholders in favor of the proposed Merger. Information regarding the identity of these persons, and their interests in the solicitation, will be set forth in a proxy statement to be filed with the SEC, and will be available free of charge at the SEC's website, www.sec.gov, and stockholders of NutraCea will also be able to obtain the proxy statement free of charge by directing their requests to NutraCea, 1261 Hawk's Flight Court, El Dorado Hills, California 95762, Attention: Investor Relations, 916-933-7000.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(c)     Exhibits

Exhibit No.     Description
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2.1             Agreement and Plan of Merger and Reorganization, dated as of
                April 4, 2005, by and among NutraCea, The RiceX Company and
                Red Acquisition Corporation.

99.1 Joint Press Release issued by NutraCea and The RiceX Company on April 4, 2005.


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        NUTRACEA

Date: April 4, 2005                     By: /s/ Patricia McPeak
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                                            Patricia McPeak,
                                            Chief Executive Officer
                                            (Duly Authorized Officer)


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